                                                                    EXHIBIT 12

Computation of Ratios

a. Ratio of Earnings to Fixed Charges
    (dollars in thousands)




                                               Nine Months
                                                  Ended                       Year Ended December 31,
                                              September 30,  -------------------------------------------------------
                                                  1996*         1995        1994      1993**       1992       1991
                                              -------------  ----------   --------   --------    --------   --------
                                               (unaudited)

INCLUDING INTEREST ON DEPOSITS:

EARNINGS:
Income before income taxes..............      $     483,893  $  584,601   $441,101   $190,624    $272,019   $234,549
Fixed charges...........................            544,141     609,742    316,647    183,148     250,027    366,956
Interest capitalized during period,
 net of amortization of previously
 capitalized interest...................             (2,032)     (3,409)      (683)    (1,146)       (440)         -
                                              -------------  ----------   --------   --------    --------   --------
Earnings, for computation purposes......      $   1,026,002  $1,190,934   $757,065   $372,626    $521,606   $601,505
                                              =============  ==========   ========   ========    ========   ========
FIXED CHARGES:
Interest on deposits, short-term
 borrowings, and long-term debt and bank
 notes, expensed or capitalized.........      $     535,815  $  600,047   $308,242   $179,647    $237,287   $353,896
Portion of rents representative of the
 interest factor........................              8,326       9,695      8,405      3,501      12,740     13,060
                                              -------------  ----------   --------   --------    --------   --------
Fixed charges, including interest on
 deposits, for computation purposes.....      $     544,141  $  609,742   $316,647   $183,148    $250,027   $366,956
                                              =============  ==========   ========   ========    ========   ========
Ratio of earnings to fixed charges......               1.89        1.95       2.39       2.03        2.09       1.64

EXCLUDING INTEREST ON DEPOSITS:

EARNINGS:
Income before income taxes..............      $     483,893  $  584,601   $441,101   $190,624    $272,019   $234,549
Fixed charges...........................            162,884     171,585     94,495     38,100      18,526     19,723
Interest capitalized during period,
 net of amortization of previously
 capitalized interest...................             (2,048)     (3,430)         -       (760)          -          -
                                              -------------  ----------   --------   --------    --------   --------
Earnings, for computation purposes......      $     644,729  $  752,756   $535,596   $227,964    $290,545   $254,272
                                              =============  ==========   ========   ========    ========   ========

FIXED CHARGES:
Interest on short-term borrowings and
 long-term debt and bank notes,
 expensed or capitalized................      $     154,558  $  161,890   $ 86,090   $ 34,599    $  5,786   $  6,663
Portion of rents representative of the
 interest factor........................              8,326       9,695      8,405      3,501      12,740     13,060
                                              -------------  ----------   --------   --------    --------   --------
Fixed charges, excluding interest on
 deposits, for computation purposes.....      $     162,884  $  171,585   $ 94,495   $ 38,100    $ 18,526   $ 19,723
                                              =============  ==========   ========   ========    ========   ========

Ratio of earnings to fixed charges,
 excluding interest on deposits.........               3.96        4.39       5.67       5.98       15.68      12.89


*Income before income taxes for the nine months ended September 30, 1996, includes a charge of $54.3 million related to the launch of the MBNA Platinum Plus Visa and MasterCard program. Without the charge, the ratio of earnings to fixed charges, including and excluding interest on deposits, would have been 2.0 and 4.3, respectively.

**Income before income taxes for 1993 includes a charge of $150.0 million for the termination of a marketing agreement with an independent third-party marketing organization. Without the charge, the ratio of earnings to fixed charges, including and excluding interest on deposits, would have each been 2.9 and 9.9, respectively.

Computation of Ratios

b. Ratio of Earnings to Fixed Charges and Preferred Stock Dividends (dollars in thousands)


                                              Nine Months
                                                 Ended                     Year Ended December 31,
                                             September 30,  --------------------------------------------------------
                                                 1996*         1995        1994       1993**      1992        1991
                                             -------------  ----------   --------    --------   --------    --------
                                              (unaudited)

INCLUDING INTEREST ON DEPOSITS:

EARNINGS:
Income before income taxes..............     $     483,893  $  584,601   $441,101    $190,624   $272,019    $234,549
Fixed charges...........................           544,141     609,742    316,647     183,148    250,027     366,956
Interest capitalized during period,
 net of amortization of previously
 capitalized interest...................            (2,032)     (3,409)      (683)     (1,146)      (440)          -
                                             -------------  ----------   --------    --------   --------    --------
Earnings, for computation purposes......     $   1,026,002  $1,190,934   $757,065    $372,626   $521,606    $601,505
                                             =============  ==========   ========    ========   ========    ========
FIXED CHARGES AND PREFERRED STOCK
 DIVIDENDS:
Interest on deposits, short-term
 borrowings, and long-term debt and
 bank notes, expensed or capitalized....     $     535,815  $  600,047   $308,242    $179,647   $237,287    $353,896
Portion of rents representative of the
 interest factor........................             8,326       9,695      8,405       3,501     12,740      13,060
                                             -------------  ----------   --------    --------   --------    --------
Fixed charges...........................           544,141     609,742    316,647     183,148    250,027     366,956
Preferred stock dividend
 requirements (a).......................            14,356       2,432          -           -          -           -
                                             -------------  ----------   --------    --------   --------    --------
Fixed charges and preferred stock
 dividends, including interest on
 deposits, for computation purposes.....     $     558,497  $  612,174   $316,647    $183,148   $250,027    $366,956
                                             =============  ==========   ========    ========   ========    ========

Ratio of earnings to fixed charges and
 preferred stock dividends, including
 interest on deposits...................              1.84        1.95       2.39        2.03       2.09        1.64

EXCLUDING INTEREST ON DEPOSITS:

EARNINGS:
Income before income taxes..............     $     483,893  $  584,601   $441,101    $190,624   $272,019    $234,549
Fixed charges...........................           162,884     171,585     94,495      38,100     18,526      19,723
Interest capitalized during period,
 net of amortization of previously
 capitalized interest...................            (2,048)     (3,430)         -        (760)         -           -
                                             -------------  ----------   --------    --------   --------    --------
Earnings, for computation purposes......     $     644,729  $  752,756   $535,596    $227,964   $290,545    $254,272
                                             =============  ==========   ========    ========   ========    ========
FIXED CHARGES AND PREFERRED STOCK
 DIVIDENDS:
Interest on short-term borrowings and
 long-term debt and bank notes,
 expensed or capitalized................     $     154,558  $  161,890   $ 86,090    $ 34,599   $  5,786    $  6,663
Portion of rents representative of the
 interest factor........................             8,326       9,695      8,405       3,501     12,740      13,060
                                             -------------  ----------   --------    --------   --------    --------
Fixed charges...........................           162,884     171,585     94,495      38,100     18,526      19,723
Preferred stock dividend
 requirements (a).......................            14,356       2,432          -           -          -           -
                                             -------------  ----------   --------    --------   --------    --------
Fixed charges and preferred stock
 dividends, excluding interest on
 deposits, for computation purposes.....     $     177,240  $  174,017   $ 94,495    $ 38,100   $ 18,526    $ 19,723
                                             =============  ==========   ========    ========   ========    ========

Ratio of earnings to fixed charges and
 preferred stock dividends, excluding
 interest on deposits...................              3.64        4.33       5.67        5.98      15.68       12.89


(a)  Preferred Stock dividend requirements are tax affected

*Income before income taxes for the nine months ended September 30, 1996, includes a charge of $54.3 million related to the launch of the MBNA Platinum Plus Visa and MasterCard program. Without the charge, the ratio of earnings to combined fixed charges and preferred stock dividend requirements, including and excluding interest on deposits, would have been 1.9 and 3.9, respectively.

**Income before income taxes for 1993 includes a charge of $150.0 million for the termination of a marketing agreement with an independent third-party marketing organization. Without the charge, the ratio of earnings to combined fixed charges and preferred stock dividend requirements, including and excluding interest on deposits, would have each been 2.9 and 9.9, respectively.